SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.  20549

SCHEDULE 13G
Under the Securities Exchange Act of 1934

Exhibit A

The Schedule 13G to which this attachment is appended is filed by U.S. Bancorp on behalf of the following subsidiary or subsidiaries listed below:

U.S. Bank National Association					BK
601 2nd Avenue South
Minneapolis, MN  55402-4302

U.S. Bancorp Piper Jaffray, Inc.				BD
800 Nicollet Mall, Suite 800
Minneapolis, MN  55402

U.S. Bancorp Asset Management, Inc.				IA
800 Nicollet Mall
Minneapolis, MN  55402

U.S. Bank Trust National Association				BK
180 East Fifth Street, Suite 200
St. Paul, MN  55101